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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT, made and entered into as of February 15,1999 (the Effective Date"), by and between Thomas Lewis (the "Executive") and Ameritrade Corporation (the "Company");


                                WITNESSETH THAT:

         WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Executive by the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

         1. Performance of Services. The Executive's employment with the Company shall be subject to the following:

(a) Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its Co-Chief Executive Officer ("Co-CEO") during the first twelve months of the Agreement Term (as defined below), after which the Executive shall be employed as its Chief Executive Officer ("CEO") and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term.

(b) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote his full time, energies and talents to serving as its Co-CEO or CEO, as the case may be.

(c) The Executive agrees that he shall perform his duties faithfully and efficiently subject to the directors of J. Joe Ricketts, Co-CEO and Chairman of the Board of Directors of the Company (the "Board") during the first twelve months of the Agreement term, after which the
         Executive shall perform his duties faithfully and efficiently subject to the directions of J. Joe Ricketts, the Chairman of the Board, or the successor to J. Joe Ricketts as Chairman of the Board. The Executive's duties may include providing services for both the Company and the Subsidiaries (as defined below), as determined by the Board; provided, that the Executive shall not, without his consent, be assigned tasks
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         that would be inconsistent with those of Co-CEO or CEO, as the case may
         be. The Executive shall have such authority, power, responsibilities and duties as are inherent in his positions (and the undertakings applicable to his positions) and necessary to carry out his responsibilities and the duties required of him hereunder.

(d) Notwithstanding the foregoing provisions of this paragraph 1, during the Agreement Term, the Executive may devote reasonable time to activities other than, those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar types of activities, to the extent that such other activities do not, in the judgement of the Board, inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business of the Company or any Subsidiary; provided, however, that the Executive shall not serve on the board of any business, or hold any other position with any business, without the consent of the Board.

(e) Subject to the terms of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled. The Executive shall be considered Disabled during any period in which be has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. In the event of a dispute as to whether the Executive is Disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate. During the period in which the Executive is Disabled, the Company may appoint a temporary replacement to assume the Executive's responsibilities.

(f) The "Agreement Term" shall be the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date. If a Change in Control occurs during the Agreement Term less than two years before the date on which the Agreement Term would otherwise end, the Term shall automatically be extended to the two-year anniversary of the Change in Control date.

(g) For purposes of this Agreement, the term "Subsidiary" shall mean any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent interest in such entity is owned, directly or indirectly, by the Company (or a successor to the Company).


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         2. Compensation. Subject to the terms of this Agreement, during the
Agreement Term, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

(a) The Executive shall receive, for each 12-consecutive month period beginning on the Effective Date and each anniversary thereof, in substantially equal monthly or more frequent installments, an annual base salary of not less than, $346,500 (the "Salary"). The Executive's Salary rate shall be reviewed by the Compensation Committee of the Board (the "Committee"), while the Executive is employed by the Company, to determine whether an increase in the amount of Salary is appropriate. In no event shall the Salary of the Executive be reduced to an amount that is less than, the amount specified in this paragraph
         (a), or to an amount that is less than, the amount that he was previously receiving, except to the extent that reductions of the same percentage are being made at the same time to the salaries of all other Company officers in the corporate office at or above the vice-president level, and such Salary shall be restored to its prior level when, and to the same extent, as the restoration that applies to the other officers.

(b) The Executive shall be entitled to incentive compensation in the form of an annual cash bonus of up to 60% (but not less than 30% for the first two years of this Agreement) of his Salary, as provided for in paragraph 2(a), as in effect as of the first day of the Performance Period (as defined below), as it is adjusted from time to time. Subject to the immediately preceding sentence, the amount of such bonus, if any, shall be determined by the Committee taking into consideration whether the Executive has met the performance targets that have been set by the Committee for such year, the relative contribution by the Executive to the business of the Company, general economic conditions, and such other factors as the Committee deems relevant. For purposes of this paragraph, the term Performance Period shall mean the period of time established by the Committee, which is used for the calculation of annual bonuses paid to other senior executives of the Company and which has historically been the fiscal year of the Company.

(c) The Executive shall be granted stock options, under the terms and in accordance with the Company's 1996 Long Term Incentive Plan (the "Incentive Plan"), at the same time as grants are made to other senior executives of the Company, with each such bi-annual grant, having a present value (determined using the Black-Scholes methodology, but excluding any deferred vesting or other contingencies) of not less than $480,000 based on target payout (or $960,000 based on maximum payout) determined as of the date of grant. The



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         initial grant, to be made during October of 1999 (the "Initial grant"), shall be for a two year period with the next anticipated grant being made in the fall of 2001. The value used to determine the number of shares to be covered by the option grant shall be adjusted due to changes in the Executive's Salary, as in effect on the grant date, in a manner consistent with the methodology used by the Company's compensation consultants when making such adjustments for other senior executives of the Company. All shares issuable upon the exercise of options awarded to the Executive hereunder shall be duly registered under the Securities Act of 1933 and all other applicable federal and state laws and listed on the national securities exchange on which the Company's shares are otherwise listed.

(d) One-Time Payments. To compensate the Executive for forgoing alternative business opportunities, the Company shall provide to the Executive, as soon as practicable after the Effective Date, the following one-time payments:

         (i) The Executive shall receive a one time bonus payment of $25,000.00.

         (ii) The Executive shall receive a non-qualified stock option award (the "Option") to purchase 57,800 shares of Company stock pursuant to the terms and conditions of the Incentive Plan. The per share price of the option shall be the fair market value of a share of the Company's common stock on the date of such award. This Option shall be immediately vested and shall become exercisable with respect to 1/5 of the shares of stock awarded on the first anniversary of the grant date and with respect to an additional 1/5 on each subsequent anniversary date until such time as this Option is fully exercisable. The option shall be exercisable for a period as determined under the terms of the Incentive Plan, but in no event shall the options granted under this paragraph be exercisable after the tenth anniversary of the date of grant. By acceptance of the Option agreement, the Executive hereby represents, warrants and confirms that he has been fully informed as to the business, affairs and financial condition of the Company and that all information requested by him in respect thereof has been furnished and any questions he may have had have been answered, and that no representation has been made to him as to the value for the Options or the prospects are highly speculative and may ultimately prove to have little or no value.


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(e)      The Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental hospitalization, short-term and long-term disability and life insurance plans, supplemental life insurance, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plan or programs, whether funded or unfunded. The Company, however, shall not be required to provide a benefit under this paragraph (e) if such benefit would duplicate (or otherwise be of the same type as) a benefit specifically required to be provided under another provision of this Agreement. The Executive shall complete all forms and physical examinations, and otherwise take all other similar actions to secure coverage and benefits described in this paragraph 2, to the extent determined to be necessary or appropriate by the Company.

(f) The Executive shall be provided by the Company a monthly automobile allowance of $800, and is authorized to incur reasonable expenses for entertainment, traveling, meals, lodging and similar items in promoting the Company's business. The Company will reimburse the Executive for all reasonable expenses so incurred in accordance with the normal practices of the Company.

(g) The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Executive shall be covered under such insurance to the same extent as other senior management employees of the Company. The Executive shall be eligible for indemnification by the Company under the Company by-laws as currently in effect. The Company agrees that it shall not take action that would impair the Executive's rights to indemnification under the Company by-laws, as currently in effect.

(h) The Company shall pay for the Executive's transition expenses relating to moving, temporary housing, and traveling between locations as set forth in Exhibit A to this Agreement. In the event that any of the benefits relating to temporary housing or travel, as provided for in this subparagraph (h), are determined to be properly included in the taxable income of the Executive, the


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         Company shall pay to the Executive a one time payment in an amount equal to the additional income taxes so incurred by the Executive due to such inclusion.

(i) The Company shall provide for reasonable spousal travel expenses for any Company related out of town events, and will provide for up to four personal visits during the period the Executive is provided temporary housing in Omaha, Nebraska, as provided in Exhibit A of this Agreement (to the Omaha, Nebraska location).

(j) The Executive shall be entitled to paid vacations in accordance with the applicable policy of the Company as in effect from time to time, subject to a minimum of 4 weeks per annum.

(k) The Company shall provide the Executive an annual allowance of $8,000 to provide for the purchase by the Executive of additional insurance coverages in excess of that which is provided by the Company in paragraph (e), above. Such payment shall be made as soon as practicable after the commencement of employment and subsequently on each anniversary of the Effective Date.

         3. Termination. The Executive's employment with the Company during the Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in paragraphs 3(a) through 3(g):

(a) Death. The Executive's employment hereunder will terminate upon his death.

(b) Permanent Disability. The Company may terminate the Executive's employment during any Period in which he is Permanently Disabled. The Executive shall be considered "Permanently Disabled" during any period in which he is Disabled; provided, however, that the Executive shall not be considered to be "Permanently Disabled" until, for a period of 180 consecutive days, the Executive, as a result of a physical or mental disability, is incapable, after reasonable accommodation, of performing his duties under this Agreement on a permanent, full-time basis, and is eligible for income replacement benefits under the Company's long-term disability plan during such period of disability. In the event of a dispute as to whether the Executive is Permanently Disabled, the Company may refer the same to a mutually acceptable licensed practicing physician, and the Executive agrees to submit to such tests and as such physician shall deem appropriate.


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(c)      Cause. The Company may terminate the Executive's employment hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean:

         (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's being Disabled), within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

         (ii) the willful engaging by, the Executive in, conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

         (iii) the engaging by the Executive in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Company's Board, the Executive's credibility and reputation no longer conform to the standard of the Company's executives.

         For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

(d) Constructive Discharge. If the Executive (i) provides written notice to the Company of the occurrence of Good Reason (as defined below) within a reasonable time after the Executive has knowledge of the circumstances constituting Good Reason, which notice shall specifically identifies the circumstances which the Executive believes constitute Good Reason; (ii) the Company fails to notify the Executive of the Company's intended method of correction within a reasonable period of time after the Company receives the notice, or the Company fails to correct the circumstances within a reasonable time after such notice (except that no such opportunity to correct shall be applicable if the circumstances constituting Good Reason are those described in paragraph
         (C) below, relating to relocation); and (iii) the Executive resigns within a reasonable time after receiving the Company's response, if such notice does not indicate an intention to correct such circumstances; or within a reasonable time after the Company fails to correct such circumstances, then the Executive shall be considered to have been subject to a Constructive Discharge



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         by the Company. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent (and except in consequence of a prior termination of the Executive's employment), the occurrence of any of the following circumstances:

         (A) The assignment to the Executive of any duties inconsistent with the Executive's position and status as Co-CEO or CEO, as the case may be, of the Company.

         (B) A reduction by the Company in the Executive's Salary, to an amount that is less than required under paragraph 2(a).

         (C) The relocation of the Executive's base office to an office that is more than 50 highway miles of the Executive's base office on the Effective Date, (other than the relocation from Maryland to Omaha, Nebraska,) or a requirement that the Executive engage in travel that is materially greater than is reasonably required by the Company's business.

         (D) The failure of the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within ten (10) business days of the date such compensation is due.

         (E) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

         (F) Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (h) below (and, if applicable, the requirements of paragraph (b) above), and for purposes of this Agreement, no such purported termination shall be effective.

         (G) The failure of the Company to name the Executive as CEO of the Company as of the first anniversary of the Effective Date.

         (H) The failure of the Executive to receive the Initial Option Grant as described in paragraph 2(c) of this Agreement, the failure of such grant to provide that they will vest ratably over the three year period following the grant, will become exercisable ratably over such three




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                  year period and, once vested, will have an Expiration Date (as defined in the Incentive Plan) not earlier than the latest permissible Expiration Date set forth in Sections 10(a) through 10(e)(as applicable) of the Incentive Plan, or the failure of such grant to be approved in advance by the Board of Directors or a committee thereof, so as to be exempt from
                  Section 16(b) of the Securities Act of 1934.

         (I) Any material breach of this Agreement by the Company not described in paragraphs (A) through (H) next above.

         The Executive's right to terminate his employment pursuant to this paragraph (d) shall not be affected by his incapacity due to the Executive's Disability. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

(e) Termination by Executive. The Executive may terminate his employment hereunder at any time for any reason by giving the Company prior written Notice of Termination (as defined in paragraph 3(h)), which Notice of Termination shall be effective not less than 30 days after it is given to the Company, provided that nothing in this Agreement shall require the Executive to specify a reason for any such termination. However, to the extent that the specified in paragraph 3(d) are required, the procedures of this paragraph 3(e) may not be used in lieu of the procedures required under paragraph 3(d).

(f) Non-Renewal of Agreement. Except as otherwise agreed to in writing by the parties, this Agreement shall not apply to employment after the end of the Agreement Term, however, non-renewal of this Agreement will not otherwise limit or interfere with the benefits which the Executive has accrued under any welfare, pension or other plan as of the end of the Agreement Term.

(g) Termination by Company. The Company may terminate the Executive's employment hereunder at any time for any reason, by giving, the Executive prior written Notice of Termination, which Notice of Termination shall be effective immediately, or such later time as is specified in such notice. The Company shall not be required to specify a reason for the termination under paragraph 3(g), provided that termination of the Executive's employment by the Company shall be deemed to have occurred under this paragraph 3(g) only if it is not for reason described in paragraph 3(b), 3(c), 3(d), 3(e) or 3(f).


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         Notwithstanding the foregoing provisions of this paragraph (g), if the
         Executive's employment is terminated by the Company in accordance with this paragraph (g), and within a reasonable time period thereafter, it is determined by the Board that circumstances existed which would have constituted a basis for termination of the Executive's employment for Cause in accordance with paragraph 3(c)(disregarding circumstances which could have been remedied if notice had been given in accordance with paragraph 3(c)(i)), the Executive's employment will be deemed to have been terminated for Cause in accordance with paragraph 3(c).

(h) Notice of Termination. Any termination of the Executive's employment by the Company or the Executive (other than a termination pursuant to paragraph 3(a) or paragraph 3(f)) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement a "Notice of Termination" means a dated notice which indicates the Date of Termination (not earlier than the date on which the notice is provided), and which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

(i) Date of Termination. "Date of Termination" means the last day the Executive is employed by the Company, provided that the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3.

(j) Effect of Termination. If, on the Date of Termination, the Executive is a member of Board of Directors of the Company or any of the Subsidiaries, or holds any other position with the Company and the Subsidiaries (other than the position described in paragraph 1(a)), the Executive shall resign from all such positions as of the Date of Termination.

         4. Rights and Payments Upon Termination or Change in Control. The Executive's right to payment and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 4:


(a) If the Executive's Date of Termination occurs during the Agreement Term for any reason, the Company shall pay to the Executive:

         (i) The Executive's Salary for the period ending on the Date of Termination.


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         (ii)     Payment for unused vacation days, as determined in Company policy as in effect from time to time.

         (iii) If the Date of Termination occurs after the end of a performance period and prior to the payment of the performance bonus (as described in paragraph 2(b)) for the period, the Executive shall be paid such bonus amount at the regularly scheduled time.

         (iv) Any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such amounts are due from the Company.

         Except as may otherwise be expressly provided to the contrary in this Agreement, noting in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the date of the Executive's Date of Termination.

(b) If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(a) (relating to the Executive's death), paragraph 3(b) (relating to the Executive's being Disabled, paragraph 3(c) (relating to the Executive's termination for Cause), paragraph 3(e) (relating to, the Executive's resignation), then, except as otherwise expressly provided in this Agreement or otherwise agreed in writing between the Executive and the Company, the Company shall have no obligation to make payments under the Agreement for periods after the Executive's Date of Termination. If the Executive's employment with the Company terminates after the end of the Agreement Term, the Company shall have no obligation to make payments for periods after the Executive's Date of Termination.

(c) If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause), then, in addition to the amounts payable in accordance with paragraph 4(a):


         (i) If the termination of employment occurs prior to a Change in Control (as defined below) the Executive shall receive from the Company for the period continuing through the later of (A) the end of the Agreement Term, but not beyond the third anniversary of the Date of


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                  Termination or, (B) the first anniversary of the Date of
                  Termination, the Salary amount described in paragraph 2(a), as in effect on his Date of Termination, in monthly or more frequent installments as is required under the paragraph, and the bonus amount described in paragraph 2(b). The determination of the bonus payable for the performance period in which the Date of Termination occurs shall be based on actual performance for the entire Period. The bonus payable for any performance period thereafter shall be at the same rate as the rate determined in accordance with the preceding sentence; provided, however, that the bonus for the performance period that includes the one-year anniversary of the Date of Termination shall be subject to a pro-rata reduction to reflect the portion of the performance period following such anniversary. Payment, under this paragraph (i), of any bonus described in paragraph 2(b) shall be made at the regularly scheduled time for payment of such amounts to active employees. The Company's obligation to make payments under this paragraph (i) shall cease with respect to periods after the earlier to occur of the date of the Executive's death, or a date, if any, of the breach by the Executive of the provisions of paragraph 7 or paragraph 8. The stock options provided for under paragraph 2(d)(ii) of this Agreement shall become fully exercisable as of the Date of Termination (under this paragraph) and shall remain exercisable for the period as determined under the terms and conditions of the Incentive Plan.

         (ii    ) If the Date of Termination of employment occurs within 2 years after a Change in Control the Executive shall receive from the Company; (A) for the period continuing through the third anniversary of the Date of Termination, the Salary amount described in paragraph 2(a), as in effect on his Date of Termination, in monthly or more frequent installments as is required under the paragraph, and the bonus amount described in paragraph 2(b), and (B) a lump sum payment equal to the value of the estimated stock option grants which would have been granted at target payout levels, in the ordinary course of business, during such three year period following termination. The determination of the bonus payable for the performance period in which the Date of Termination occurs shall be based on actual performance for the entire period. The bonus payable for any performance period thereafter shall be at the same rate as the rate determined in accordance with the preceding sentence; provided, however, that the bonus for the performance period that includes the


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                  three-year anniversary of the Date of Termination shall be subject to a pro-rata reduction to reflect the portion of the performance period following such anniversary. Payment under this paragraph (ii) of any bonus described in paragraph 2(b) shall be made at the regularly scheduled time for payment of such amounts to active employees. The Company's obligation to make payments under this paragraph (ii) shall cease with respect to periods after the earlier to occur of the date of the Executive's death, or a date, if any, of the breach by the Executive of the provisions of paragraph 7 or paragraph 8. The present value of the anticipated stock option grants in (B) above shall be determined using the Black-Scholes methodology, but excluding the any deferred vesting or other contingencies, as of the date the options would have been granted in the ordinary course of business. As of the Date of Termination (under this paragraph), all outstanding stock options then held by the Executive which are not yet exercisable shall become fully exercisable and shall remain exercisable for the period as determined under the terms and conditions of the Incentive Plan.

         (iii) For purposes of this Agreement, a Change in Control will be deemed to have occurred on the first day on which J. Joe Ricketts, together with the members of his immediate family (as defined below), and trusts, partnerships, or limited liability companies established and maintained to primarily benefit J. Joe Ricketts and/or his immediate family have not appointed more than 50% of the then members of the Board, and do not directly or indirectly have the power to appoint more than 50% of the members of the Board. For purposes of the preceding sentence, the term immediate family of J. Joe Ricketts shall mean his spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren or any trust, partnership or limited liability company of which such persons control a majority of the voting rights.

         (iv) For such period of the time that the Executive or any of his dependents is eligible for and elects COBRA continuation coverage (as described in section 4980B of the Internal Revenue Code of 1986, as amended (the "Code")) under any Company group health plan, the Company shall pay 100% of the premiums necessary to maintain such COBRA continuation coverage. The Company's obligation to make payments under this paragraph (iv) shall cease with respect to periods after the earlier to occur of the date of the


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                  Executive's death, or a date, if any, of the breach by the
                  Executive of the provisions of paragraph 7 or paragraph 8.

(d) Except as may be otherwise specifically provided in an amendment of this paragraph (d) adopted in accordance with paragraph 12, the Employee's rights under this paragraph 4 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any Subsidiary or any other, similar arrangement of the Company or any Subsidiary providing benefits upon involuntary termination of employment.

(e) If the Executive's Date of Termination occurs after the end of the Agreement Term under circumstances described in paragraph 3(f) (relating to the termination of employment after the end of the Agreement Term) then, except as otherwise expressly provided in this Agreement, or otherwise agreed in writing between the Executive and the Company, the Company shall have no obligation to make payments under the Agreement for periods after the Executive's Date of Termination. However, to the extent that the Executive has been granted any stock options which are not fully vested on the Date of Termination, under this subparagraph (e), then such options shall become fully vested and fully exercisable on such date and shall remain exercisable for the period as provided under the terms and conditions of the plan from which such options were granted.

         5. Duties on Termination. Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive shall continue to, perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 5, the Company may suspend the Executive from performing his duties this Agreement following the delivery of a Notice of Termination providing for the Executive's resignation, or delivery by the Company of a Notice of Termination providing for the Executive's termination of employment for any reason; provided, however, that during the period of suspension (which shall end on the Date of Termination), the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

         6. Mitigation and Set-Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

         7. Noncompetition. While he is employed by the Company, and for a period of 18 months after termination of the Executive's employment with the Company for any reason:

(a) The Executive shall not, without the express written consent of the Chairman of the Board of the Company, be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor (defined below) if: (i) the services that the Executive is to provide to the Competitor are the same as, or substantially similar to, any of the services that the Executive provided to the Company or the Subsidiaries, and such services are to be provided with respect to any location in which the Company or a Subsidiary had material operations during the 12-month period prior to the Date of Termination, or with respect to any location in which the Company or a Subsidiary had devoted material resources to establishing operations during the 12-month period prior to the Date of Termination; or (ii) the trade secrets, confidential information, or proprietary information (including, without limitation, confidential or proprietary methods) of the Company and the Subsidiaries to which the Executive had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such secrets or information. For purposes of this paragraph(a), services provided by others shall be deemed to have been provided by the Executive if the Executive had material supervisory responsibilities with respect to the provision of such services.

(b) The Executive shall not, without the express written consent of the Chairman of the Board of the Company, solicit or attempt to solicit any party who is then or, during the 12-month period prior to such solicitation or attempt by the Executive was (or was solicited to become), a customer or supplier of the Company, provided that the restriction in this paragraph (c) shall not apply to any activity on behalf of a business that is not a Competitor.

(c) The Executive shall not, without the express written consent of the Chairman of the Board of the Company, solicit, entice, persuade or induce any individual who is employed by the Company or its Subsidiaries (or was so employed within 90 days prior to the Executive's action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or its subsidiaries, and the Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(d) The Executive shall not, without the express written consent of the Chairman of the Board of the Company, directly or indirectly own an equity interest in any Competitor (other than ownership of 1% or less of the outstanding stock of any corporation listed on the New York Stock Exchange or the American Stock Exchange or included in the NASDAQ System).

The term "Competitor" means any enterprise (including a person, firm or business, whether or not incorporated) during any period in which it is materially competitive in any way with any business in which the Company or any of the Subsidiaries was engaged during the 12-month period prior to the Executive's termination of employment. Nothing in this paragraph 7 or paragraph 8 shall be construed as limiting Executive's duty of loyalty to the Company, or any other duty he may have to the Company, while he is employed by the Company. Nothing in paragraphs 7, 8 or 9 shall be construed to adversely affect the rights that the Company possess in the absence of the provisions of such paragraphs.

         8. Confidential Information. The Executive agrees that, during the Agreement Term and for a period of 18 months after termination of the Executive's employment the Company for any reason:

(a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out his duties to the Company and its Subsidiaries, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to keep secret and confidential indefinitely, all Confidential Information, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

(b) To the extent that any court or agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company or any of the

         Subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

(c) Nothing in the foregoing provisions of this paragraph 8 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company and the Subsidiaries, and which is generally known to persons of his experience in other companies in the same industry.

(d) For purposes of this Agreement, the term "Confidential Information" shall include all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company, or during the course of his consultation, with the Company following his Date of Termination (regardless of whether consultation is pursuant to paragraph 11). For purposes of this Agreement, the term, "Confidential Information" shall also include all non-public information concerning any other company that was shared with the Company or a Subsidiary subject to an agreement to maintain the confidentiality of such information.

(e) This paragraph 8 shall not be construed to unreasonably restrict the Executive's ability to disclose confidential information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against any claim of breach of this Agreement in accordance with paragraph 10. If there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this paragraph (e), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

         9. Assistance with Claims. The Executive agrees that, for the period beginning on the Effective Date, and continuing for a reasonable period after the Executive's Date of Termination, the Executive will provide reasonable assistance to the Company and the Subsidiaries in defense of any claims that may be made against the Company and the Subsidiaries, and will provide reasonable assistance to the Company the Subsidiaries in the prosecution of any claims that may be made by the Company and the Subsidiaries in the prosecution of any claims that may be made by the Company or the Subsidiaries, to the extent that such claims may relate to services performed by the Executive for the Company and the Subsidiaries. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company or any Subsidiary. The

Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after the Executive's employment with the Company terminates, the Company agrees to provide reasonable compensation to the Executive for such assistance. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company or the Subsidiaries (or their actions) that may relate to services performed by the Executive for the Company or the Subsidiaries, regardless of whether a lawsuit has then been filed against the Company or the Subsidiaries with respect to such investigation. For any required assistance under this paragraph, the Company shall take into consideration the Executive's then current employment situation and all other relevant personal factors as presented by the Executive in order to determine what is reasonable in the given circumstances.

         10. Equitable Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of paragraph 7 or 8, and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary remaining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of either paragraph 7 or paragraph 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

         11. Nonalienation. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

         12. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         13. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Nebraska, without regard to the conflict of provisions of any state. All disputes shall be arbitrated or litigated (whichever is applicable) in Omaha, Nebraska.

         14. Severability. The invalidity or unenforceability of any provision of this will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision appropriately reformed or modified).

         15. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

         16. Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business, and the successor shall be substituted for the Company under this Agreement.

         17. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, and other communication shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;


provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:



to the Company

Ameritrade Holding Corporation

4211 S. 102nd Street
Omaha, NE 68127

or to the Executive:

Thomas Lewis
P.O. Box 32
Clarksville, Maryland 21029

All notices to the Company shall be directed to the attention of J. Joe Ricketts, of the Company, with a copy to the Secretary of the Company. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except notice of change of address shall be effective only upon receipt.

         18. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in Omaha, Nebraska by three arbitrators. Except as expressly provided in this Paragraph 18, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. This paragraph 18 shall not be construed to limit the Company's right to obtain relief under Paragraph 10 with respect to any matter or controversy subject to paragraph 10, and, pending a final determination by the arbitrator with respect to any such matter or controversy, the Company shall be entitled to obtain any such relief by direct application to a court of law, without being required to first arbitrate such matter or controversy. Any and all proceedings, hearings, findings or any other record of a dispute under this paragraph 18 shall be private and shall be held in the strictest confidence of all parties so involved, including not limited to the parties to this Agreement and any appointed arbitrators.

         19. Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive termination of the Executive's employment with the Company.

         20. Entire Agreement. Except as otherwise noted herein or in any separation agreement subsequently entered into by the Executive and the Company, this Agreement, including any Exhibit(s) attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between, the parties relating to the subject matter hereof.

          21. Prior Agreements. The Executive represents that, he has not signed, and is not currently subject to, any written agreement or policy that restricts his ability to be employed by the Company, to compete with a former employer, or to use information, and that his employment by the Company will not violate the terms of any policy of any prior employer of the Executive regarding competition or confidentiality.

         IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed, all as of the day and year first above written.


                                              /s/ THOMAS LEWIS
                                     -------------------------------------------
                                                  Thomas Lewis


                                        Ameritrade Holding Corporation

                                   By /s/ JOHN JOE RICKETTS
                                     -------------------------------------------
                                  Its Chairman & CEO
                                     -------------------------------------------

ATTEST:



----------------------------
         (Seal)

                                   EXHIBIT A


                          TRANSITION RELATED EXPENSES


     A-1. PURPOSE. This Exhibit A is attached to and forms a part of the employment agreement (the "Agreement"), dated February 15, 1999, between Thomas Lewis (the "Executive") and Ameritrade Holding Corporation (the "Company").
The purpose of this Exhibit A is to set forth the terms of the transition related expenses that the Company will either pay directly or reimburse the Executive for as described in paragraph 2(i) of the Agreement.

     A-2. COVERED EXPENSES.

     (a)  Relocation Expenses.

               (i) All associated reasonable selling expenses, such as real estate commission, legal fees, transfer and title costs and other such costs customarily covered by the Company.

               (ii) All associated reasonable packing, storage and moving expenses, related insurance coverage and other such costs customarily covered by the Company.

               (iii) All associated reasonable purchasing expenses, such as real estate commission, legal fees, transfer and title costs, initial utility hook up fees and other such costs customarily covered by the Company.

     (b)  Temporary Housing for a period of less than 12 months.

               (i) Housing in the Omaha metropolitan area consisting of not less than a furnished two bedroom apartment with an attached garage.

               (ii) All associated rent, utilities, dinner meals and weekly housekeeping and laundry service.

     (c) Travel Costs. For as long as the Executive is residing in the above temporary residence, and the Executive continues to work partially in the Baltimore, MD area, the Company will provide for travel related expenses incurred traveling between business locations.